REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM



To the Shareholders of Stewart Capital Mid Cap Fund and the Board of Trustees of Stewart Capital Mutual
Funds

In planning and performing our audit of the financial statements of the Stewart Capital Mid Cap Fund a series of shares of beneficial interest of Stewart Capital
Mutual Funds  as of and for the year ended December
31  2012  in accordance with the standards of the Public
Company Accounting Oversight Board United States we considered the Fund s internal control over financial reporting including controls over safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR but not for the purpose of expressing an opinion on the effectiveness of the Fund s internal control over financial reporting.
Accordingly  we express no such opinion.

The management of the Fund is responsible for
establishing and maintaining effective internal control
over financial reporting. In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America
  GAAP . A company s internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and
dispositions of the assets of the company   2  provide
reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of the company s assets that could have a material effect on the financial statements.

Because of inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis. A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Fund s annual or interim financial statements will not be prevented or detected on a timely basis.


Our consideration of the Fund s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board  United States .
However we noted no deficiencies in the Fund s internal control over financial reporting and its operation including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31 2012.

This report is intended solely for the information and use of management shareholders and the Board of Trustees of Stewart Capital Mutual Funds and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




	BBD  LLP


Philadelphia  Pennsylvania
February 26  2013